CUSTODIAN AND FUND ACCOUNTING AGREEMENT

                                     Between

                       THE INTERNATIONAL EQUITY PORTFOLIO

                                       and

                              THE BANK OF NEW YORK



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


                                TABLE OF CONTENTS
                                                                                                               Page


1.       Employment of Custodian and Property to be Held by It....................................................1


2.       Duties of the Custodian with Respect to Property of the Portfolios Held By the Custodian in the United
         States...................................................................................................2

         2.1      Holding Securities..............................................................................2
         2.2      Deliveries of Securities........................................................................2
         2.3      Registration of Securities......................................................................5
         2.4      Bank Accounts...................................................................................6
         2.5      Availability of Federal Funds...................................................................6
         2.6      Collection of Income............................................................................7
         2.7      Payment of Portfolio Monies.....................................................................7
         2.8      Liability for Payment in Advance of Receipt of Securities Purchased.............................9
         2.9      Appointment of Agents...........................................................................9
         2.10     Deposit of Portfolio Assets in Securities Systems..............................................10
         2.11     Portfolio Assets Held in the Custodian's Direct Paper System...................................11
         2.12     Segregated Account.............................................................................12
         2.13     Ownership Certificates for Tax Purposes........................................................12
         2.14     Proxies........................................................................................12
         2.15     Communications Relating to Portfolio Securities................................................13

3.       Duties of the Custodian with Respect to Property of the Portfolios Held Outside of the United States....13

         3.1      Appointment of Foreign Sub-Custodians..........................................................13
         3.2      Assets to be Held..............................................................................13
         3.3      Foreign Securities Systems.....................................................................14
         3.4      Holding Assets.................................................................................14
         3.5      Agreements with Foreign Banking Institutions...................................................14
         3.6      Access of Independent Accountants of the Portfolio(s)..........................................15
         3.7      Reports by Custodian...........................................................................15
         3.8      Transactions in Foreign Custody Account........................................................16
         3.9      Liability of Foreign Sub-Custodians............................................................16
         3.10     Reimbursement for Advances.....................................................................16
         3.11     Foreign Custody Manager........................................................................17
         3.12     Tax Law........................................................................................17

4.       Payments for Redemptions or Withdrawals of Interests....................................................18


5.       Proper Instructions.....................................................................................18


6.       Actions Permitted without Express Authority.............................................................19


7.       Evidence of Authority...................................................................................19


8.       Duties of Custodian with Respect to the Books of Account................................................19


9.       Records.................................................................................................19


10.      Opinion of Fund's Independent Accountants...............................................................20


11.      Reports to Fund by Independent Accountants..............................................................20


12.      Compensation of Custodian...............................................................................20


13.      Responsibility of Custodian.............................................................................21


14.      Effective Period, Termination and Amendment.............................................................23


15.      Successor Custodian.....................................................................................24


16.      Additional Portfolios...................................................................................25


17.      Prior Agreements........................................................................................25


18.      Investor Communications Election........................................................................25


19.      Limitation of Liability.................................................................................26


20.      Confidentiality.........................................................................................26


21.      Year 2000...............................................................................................27


22.      Miscellaneous...........................................................................................28


SCHEDULE A (NAME OF FUND/PORTFOLIOS)............................................................................A-1


SCHEDULE B (FOREIGN SUB-CUSTODIANS).............................................................................B-1


SCHEDULE C (FUND ACCOUNTING ARRANGEMENTS).......................................................................C-1


SCHEDULE D (FOREIGN CUSTODY MANAGER)............................................................................D-1


SCHEDULE E (CASH MANAGEMENT PROVISIONS).........................................................................E-1

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                     CUSTODIAN AND FUND ACCOUNTING AGREEMENT

       This Agreement between the registered investment company named on Schedule A hereto (the "Fund") and The Bank of New York, having its principal place of business at One Wall Street, New York, New York 10286 (the "Custodian" and with the Fund and the Custodian being referred to individually as a "Party" and collectively as the "Parties").
                                         WITNESSETH:

       WHEREAS, the Fund desires to retain the Custodian to render custody and fund accounting services to the subtrusts or series of the Fund named on Schedule A hereto (such subtrusts or series together with all other subtrusts or series subsequently established by the Fund and made subject to this Agreement in accordance with Article 16 being herein referred to as the "Portfolio(s)" and where no Portfolios are enumerated on Schedule A the term "Portfolio" shall refer to the Fund); and
         WHEREAS, each Portfolio's assets are composed of money and property contributed thereto by the holders ("Investors") of interests (whether in the form of beneficial interests, shares or any other evidence of ownership) in the Portfolio ("Interest(s)");
       NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Parties agree as follows:
1.       Employment of Custodian and Property to be Held by It

The Fund hereby employs the Custodian as the custodian of the assets of each Portfolio, including , securities, other instruments, including, without limitation, options, futures contracts, options on futures contracts and swaps, and, as the context requires, currencies which the Portfolio desires to be held in places within the United States (collectively, "domestic securities") and securities, other instruments, including options, futures contracts, options on futures contracts and swaps, and, as the context requires, currencies it desires to be held outside the United States (collectively, "foreign securities" and, together with domestic securities, "securities") pursuant to the provisions of the Fund's organizational documents. The Fund agrees to deliver to the Custodian all securities and cash of each Portfolio, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such Interests as may be issued or sold from time to time. The Custodian shall not be responsible, as custodian, for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.
        Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States, but only in accordance with an applicable vote by the Fund's Board. The Custodian may employ as sub-custodian for the Portfolio's foreign securities foreign banking institutions and foreign securities depositories designated in Schedule B hereto but only in accordance with the provisions of Article 3. 2. Duties of the Custodian with Respect to Property of the Portfolios Held By the Custodian in the United States 2.1 Holding Securities The Custodian shall hold and physically segregate for the account of each
                  Portfolio all non-cash property to be held by it in the United States, including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system contemplated by Rule 17f-4(b)(1) or (2) under the Investment Company Act of 1940, as amended (the "1940 Act") (each, a "U.S. Securities System"), (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.11, (c) whole mortgages of which the Fund is the mortgagor that are serviced by a servicer that is not an "affiliate" (as such term is defined in the 1940 Act), of the Fund, and (d) such other property as the Fund identifies by Proper Instructions.
2.2 Deliveries of Securities. The Custodian shall release and deliver domestic securities owned by each Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund with respect to the Portfolio, which may be standing instructions (other than in the case of Sections 2.2(4), 2.2(5), and 2.2(9)) when deemed appropriate by the Parties, and only in the following cases:
                  (1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;
                  (2)      Upon the  receipt of payment in  connection  with any
                           repurchase   agreement  related  to  such  securities
                           entered into by the Portfolio;
                  (3)      In  the  case  of a  sale  effected  through  a  U.S.
                           Securities  System, in accordance with the provisions
                           of Section 2.10 hereof;
                  (4)      To the depository  agent in connection with tender or
                           other similar offers for securities of the Portfolio;
                  (5)      To  the  issuer   thereof  or  its  agent  when  such
                           securities are called, redeemed, retired or otherwise
                           become payable;  provided that, in any such case, the
                           cash or other consideration is to be delivered to the
                           Custodian;
                  (6)      To the issuer  thereof,  or its agent,  for  transfer
                           into  the  name of any  nominee  or  nominees  of the
                           Custodian  or into  the name or  nominee  name of any
                           sub-custodian appointed pursuant to Article 1; or for
                           exchange   for   a   different   number   of   bonds,
                           certificates or other evidence  representing the same
                           aggregate  face  amount or number of units and in the
                           same   registered   form  (e.g.,   with   respect  to
                           restrictions);  provided  that, in any such case, the
                           new securities are to be delivered to the Custodian;
                  (7)      Upon the sale of such  securities  for the account of
                           the  Portfolio,  to  the  broker  or  dealer  or  its
                           clearing agent, against a receipt, for examination in
                           accordance with "street  delivery"  custom;  provided
                           that in any such case,  the  Custodian  shall have no
                           responsibility or liability for any loss arising from
                           the  delivery of such  securities  prior to receiving
                           payment for such securities  except as may arise from
                           the Custodian's own negligence or willful misconduct;
                  (8)      For  exchange or  conversion  pursuant to any plan of
                           merger,       consolidation,        recapitalization,
                           reorganization  or  readjustment of the securities of
                           the  issuers  of  such  securities,  or  pursuant  to
                           provisions   for   conversion   contained   in   such
                           securities,  or pursuant  to any  deposit  agreement;
                           provided  that, in any such case,  the new securities
                           and  cash,  if  any,  are  to  be  delivered  to  the
                           Custodian;
                  (9)      In  the  case  of   warrants,   rights   or   similar
                           securities,   upon  the  surrender   thereof  in  the
                           exercise   of  such   warrants,   rights  or  similar
                           securities  or the  surrender of interim  receipts or
                           temporary   securities  for  definitive   securities;
                           provided  that, in any such case,  the new securities
                           and  cash,  if  any,  are  to  be  delivered  to  the
                           Custodian;
                  (10)     For  delivery  in   connection   with  any  loans  of
                           securities  made  by  the  Portfolio,   but  only  in
                           accordance  with the  terms of a  securities  lending
                           agreement to which the Fund is a party;
                  (11)     For  delivery  as  security  in  connection  with any
                           borrowings  by the Fund on  behalf  of the  Portfolio
                           requiring  a pledge of assets by the  Portfolio,  but
                           only against receipt of amounts borrowed;
                  (12)     For delivery in accordance with the provisions of any
                           agreement  relating to the Portfolio  among the Fund,
                           the Custodian and a  broker-dealer  registered  under
                           the Securities  Exchange Act of 1934, as amended (the
                           "Exchange   Act"),  and  a  member  of  The  National
                           Association  of Securities  Dealers,  Inc.  ("NASD"),
                           relating  to  compliance  with  (a) the  rules of The
                           Options  Clearing  Corporation  and of any registered
                           national  securities  exchange,  or  of  any  similar
                           organization  or  organizations  or (b) the  rules or
                           positions of the Securities  and Exchange  Commission
                           or its staff, in each case regarding  escrow or other
                           arrangements in connection  with  transactions by the
                           Portfolio;
                  (13)     For delivery in accordance with the provisions of any
                           agreement  relating to the Portfolio between the Fund
                           and a futures  commission  merchant  registered under
                           the Commodity  Exchange  Act,  relating to compliance
                           with  the  rules  of the  Commodity  Futures  Trading
                           Commission and/or any contract market, or any similar
                           organization or organizations,  and Rule 17f-6 of the
                           1940 Act,  regarding  account  deposits in connection
                           with transactions in futures contracts and options on
                           such contracts by the Portfolio;
                  (14)     Upon receipt of instructions  from the transfer agent
                           ("Transfer Agent") for the Portfolio, for delivery to
                           such Transfer Agent or to the Investors in connection
                           with  distributions in kind, as may be described from
                           time  to  time  in  the  Fund's  currently  effective
                           registration   statement  on  Form  N-1A  (which,  as
                           applicable,   shall   include   the  Fund's   current
                           prospectus     and     statement    of     additional
                           information)(the  "Registration Statement") under the
                           1940 Act, in  satisfaction  of requests by  Investors
                           for redemption or withdrawal, as the case may be; and
                  (15)     For any other proper corporate purpose, but only upon
                           receipt of, in addition to Proper  Instructions  from
                           the Fund,  a certified  copy of a  resolution  of the
                           Fund's Board or a subcommittee of the Board signed by
                           an officer of the Fund and certified by the Secretary
                           or an Assistant Secretary.
         In the circumstances described in Sections 2.2(4), 2.2(5) and 2.2(9), if the Fund shall have given the Custodian standing instructions to do so, the Custodian also shall release and deliver domestic securities following the Custodian's receipt of notice from the issuer of the securities or a Securities System of one or more of the events described  in  such  Section.  For  purposes  of  Section  2.2(5),  the
         Custodian shall be deemed to have received notice (and thus to have received actual knowledge for purposes of this Agreement) from the issuer of the Securities upon publication of notice of the events described in such Section in a publication identified in Exhibit 1. Such Exhibit may be revised from time to time by notice from the Fund to the Custodian requesting the addition of a publication and such Exhibit shall be deemed amended if the Custodian does not object (which objection shall be made only if the request places an unreasonable burden on the Custodian after taking into account increased charges) to the request at a meeting of representatives of the parties to be held within ten days of its being made. Unless the parties agree otherwise, such Exhibit shall not be amended unless such meeting shall have taken place. The Custodian shall not be deemed to have received notice of any such event based solely on the receipt of notice by a Securities System or foreign sub-custodian. The Custodian agrees to furnish promptly to the Fund copies of notices it receives.
2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of a nominee of the Custodian or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities received by the Custodian under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall use commercially reasonable best efforts only to timely collect income due the Portfolio on such securities and to notify the Fund on a commercially reasonable best efforts basis only of relevant corporate actions, including, without limitation, pendency of calls, maturities, tender offers or exchange offers; provided, however, if, in respect of one or more securities, it is not customary in the relevant market to hold securities in "street name" and the Fund nonetheless directs the Custodian to do so, the Custodian, as to such security or securities, shall have no such obligation to collect income or to give the Portfolio any such notice of any corporate actions relating to such securities.
2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with
         Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio in accordance with said Rule 17f-3 may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company shall be approved by vote of a majority of the Fund's Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.
2.5 Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, (i) invest in such money market funds offered by the Custodian as institutional sweep vehicles as may be set forth in such Proper Instructions, on the same day as received, all federal funds received after a time agreed upon by the Custodian and the Fund and (ii) make federal funds available to the Fund for the Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Interests in such Portfolio(s) which are deposited into the account of the Portfolio.
2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which a Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Except as otherwise may be provided in any securities lending agreement to which the Fund and the Custodian are party, (i) income due the Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund and (ii) the Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which each Portfolio is properly entitled.
2.7 Payment of Portfolio Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be standing instructions when deemed appropriate by the Parties, the Custodian shall pay out monies of a Portfolio in the following cases only: (1) In connection with transactions involving securities for the account of the Portfolio, but only
                  (a) against the delivery of such securities or evidence of title, if any, to options, futures contracts, options on futures contracts, swaps or other instruments to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the
                  Custodian as its agent for this purpose) registered in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
                  Section 2.11; (d) in the case of repurchase agreements entered into on behalf of the Portfolio between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities, (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (iii) against such delivery as is customarily used for third-party repurchase agreements, (e) for transfer to a time deposit account of the Custodian, as custodian for the Portfolio, in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5, or (f) in the case of futures contracts, in accordance with the agreement between the Fund and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, and Rule 17f-6 of the 1940 Act, regarding account deposits in connection with transactions in futures contracts and options on such contracts by the Portfolio;
         (2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;
         (3) In connection with the deposit of margin in connection with a short sale of securities; (4) For the redemption or withdrawal of the Portfolio's Interests as set forth in Article 4 hereof; (5) For the payment of any expense or liability incurred by the Portfolio, including but not limited  to the  following  payments  for the  account  of the
                  Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Portfolio whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;
         (6) For the payment of any distributions pursuant to the governing documents of the Fund; (7) For payment of the amount of dividends received in respect of securities sold short; and (8) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund, a certified copy of a resolution of the Fund's Board or a subcommittee of the Board signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary.
         Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain possession of any instrument or certificate representing any futures contract, and option, or any futures contract option until after it shall have determined, or shall have received Proper Instructions from the Fund stating, that any such instruments or certificates are available. The Fund, if practicable, shall deliver to the Custodian Proper Instructions to such effect no later than the business day preceding the availability of any such instrument or certificate. Before such availability, the Custodian shall make payments or deliveries specified in Proper Instructions received by the Custodian in connection with any such purchase, sale, writing, settlement or closing-out of any futures contract, option or futures contract option upon its receipt of the Proper Instructions.
2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchases of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund with respect to the Portfolio to pay in advance, the Custodian shall be absolutely liable to the Portfolio for any and all Losses (as defined hereinafter) resulting therefrom. Notwithstanding the foregoing, settlement and payment for securities received for the account of the Portfolio and delivery of securities maintained for the account of the Portfolio may be effected in accordance with the best customary established securities trading or securities processing practices and procedures in the market in which the transaction occurs, including delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.
2.9 Appointment of Agents. Except as otherwise may be provided herein, the Custodian may not appoint any other entity to act as its agent to carry out the provisions of this Article 2. The appointment of an agent shall not relieve the Custodian of its responsibilities or liabilities hereunder and the Custodian shall be liable for the acts or omissions of any agent to the same extent as if the Custodian had acted or omitted to act.
2.10 Deposit of Portfolio Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions: (1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;
         (2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;
         (3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon
                  (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at the Fund's request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio on the next business day;
         (4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting controls and procedures for safeguarding securities deposited in the U.S. Securities System; and

          (5) The Custodian shall have received from the Fund the initial certificate required by Article 14 hereof.

2.11 Portfolio Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions: (1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Portfolio;
         (2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an Account of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;
         (3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;
         (4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;
         (5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of each Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Portfolio; and
         (6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.
2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of each Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
         Section 2.10 or 2.11 hereof, (i) in accordance with the provisions of any agreement relating to the Portfolio among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Fund and/or the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund, a certified copy of a resolution of the Fund's Board or a subcommittee of the Board signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary.
2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Portfolio(s) held by it and in connection with transfers of securities.
2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the names of the Portfolio(s) or a nominee of the Portfolio(s), all proxies it receives, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.
2.15 Communications Relating to Portfolio Securities. The Custodian shall transmit promptly to the Fund all information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers or any other similar transaction, the Custodian shall transmit promptly to the Fund all information received by the Custodian from issuers of the securities whose tender or exchange or other transaction is sought and from the party (or its agents) making the tender or exchange offer or engaging in the other similar transaction. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall give the Custodian such written notice as the parties from time may agree before the time by which the Custodian is to take such action.

3.       Duties of the Custodian with Respect to Property of the Portfolios Held
3.1      Outside of the United States Appointment of Foreign Sub-Custodians.

         The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for each Portfolio's securities and other assets maintained outside the United States the foreign banking institutions, foreign branches of U.S. banks and foreign securities depositories designated on Schedule B hereto ("foreign sub-custodians"), as Schedule B may be amended from time to time by the Custodian, provided no such amendment shall be effective until the Fund shall have actually received the amended Schedule B. The Custodian agrees to use its best efforts to provide the Fund at least three days' prior notice of any change to Schedule B. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of a Portfolio's assets. If the Custodian has not been appointed as the Foreign Custody Manager (as defined in Rule 17f-5 under the 1940 Act) in respect of a particular foreign sub-custodian, the delivery of Proper Instructions by the Fund to the Custodian directing it to hold Portfolio assets with such foreign sub-custodian shall constitute a representation and warranty by the Fund that its Board or a Foreign Custody Manager has determined that the use of such foreign sub-custodian is not a violation of the 1940 Act and Rule 17f-5 thereunder.
3.2      Assets to be Held.
         The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to those permitted by Rule 17f-5(c) under the 1940 Act; provided that the Custodian shall not be responsible for determining whether the amount of cash held in the custody of a foreign sub-custodian in a particular jurisdiction exceeds what would be reasonably necessary to effect the Portfolio's transactions in such jurisdiction. The Custodian shall identify on its books as belonging to the Portfolio, the foreign securities of the Portfolio held by each foreign sub-custodian.
3.3 Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of a Portfolio shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each, a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof or through Foreign Securities Systems in which the Custodian is a direct participant (Foreign Securities Systems, together with U.S. Securities Systems, are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.
3.4 Holding Assets. The Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided, however, that
         (i) the records of the Custodian with respect to securities and other non-cash property of a Portfolio which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Portfolio and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others who are not customers of the Custodian. The Custodian shall hold foreign currency and other cash property for a Portfolio with foreign sub-custodians in an account in the name of the Custodian, for the benefit of its customers, which account shall be interest bearing in jurisdictions in which the Custodian, in accordance with its customary practices, holds the cash of customers that are investment companies in interest-bearing accounts.
3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the forms set forth in Exhibit 1 hereto and shall provide, in substance, for indemnification or insurance arrangements (or any combination of the foregoing) such that each Portfolio will be adequately protected against the risk of loss of assets held in accordance with such agreement and that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the foreign banking institution arising under bankruptcy, insolvency or similar laws; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each Portfolio or being held by the Custodian for the benefit of its customers; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent accountants for each Portfolio, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian or confirmation of the contents of such records; (e) assets of each Portfolio held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents; and (f) the Fund will receive periodic reports with respect to the safekeeping of each Portfolio's assets, including notification of any transfer to or from a Portfolio's account or a third party account containing assets held for the benefit of the Portfolio.
3.6 Access of Independent Accountants of the Portfolio(s). Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Portfolio(s) to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.
3.7 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-custodians, including an identification of entities having possession of the Portfolio(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Portfolio indicating, as to securities acquired for the Portfolio, the identity of the entity having physical possession of such securities.
3.8      Transactions in Foreign Custody Account.
                  (a) Except as  otherwise  provided  in  paragraph  (b) of this
         Section 3.8, the provision of Sections 2.2 and 2.7 of this Agreement shall apply, mutatis mutandis, to the foreign securities of the Portfolio(s) held outside the United States by foreign sub-custodians.
                  (b) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of the Portfolio and delivery of securities maintained for the account of the Portfolio may be effected in accordance with the best customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.
                  (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Agreement.
3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise at least reasonable care in the performance of its duties and to indemnify and hold harmless the Custodian and the Fund and/or the Portfolio(s) from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund and to the extent permitted by the Custodian's agreement with the foreign banking institution, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and/or the Portfolio(s) have not been made whole for any such loss, damage, cost, expense, liability or claim.
3.10 Reimbursement for Advances. If the Custodian, in its discretion, advances cash on behalf of a Portfolio in connection with transactions in securities and foreign currency and in connection with advances or overdrafts arising out of the cash management services provided for in Schedule E, any property at any time held for the account of the applicable Portfolio shall be security therefor (and the Custodian shall have a continuing lien and security interest therein to the extent the Custodian shall have possession or control thereof) and, should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Portfolio's assets to the extent necessary to obtain reimbursement. Any such advances shall bear interest at such rate as the Fund and the Custodian shall agree in writing from time to time.

3.11 Foreign Custody Manager. The Custodian shall serve as Foreign Custody Manager as provided in Schedule D hereto.
3.12     Tax Law.

         (a) United States Taxes.
         The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Portfolio or the Custodian as custodian of the Portfolio by the tax law of the United States of America or any state or political subdivision thereof, except to the extent such obligations have been imposed as a result of the Custodian's breach of this Agreement or as a result of its negligence or willful misconduct. The Custodian will be responsible for informing the Fund of the income received by the Portfolio which is United States source income and which is not United States source income and of such other tax characteristics of such income as the Fund may request from time to time. (b) Claiming for Exemption or Refund under the Tax Laws of Non-United States Jurisdictions. The sole responsibility of the Custodian with regard to the tax laws of non-United States jurisdictions shall be to identify the income of each Portfolio which has been subject to withholding and other tax assessments or other governmental charges by such jurisdictions and the amount thereof and as to the allocated amount of such income that is attributable to each Portfolio's Investors, to use reasonable efforts to assist the Portfolio or its Investors with respect to any claim for exemption or refund of such charges that can be made on behalf of the Portfolio or its Investors.
4.       Payments for Redemptions or Withdrawals of Interests.

        The Custodian shall receive and deposit into the account of each Portfolio such payments as are received for Interests in the Portfolio issued or sold from time to time by the Portfolio. The Custodian will provide notification to the Fund, and, if requested by the Fund, to any Transfer Agent, of any receipt by it of payments for Interests.
         From such funds as may be available for the purpose but subject to the limitations of the Fund's organizational documents and any applicable votes of the Fund's Board pursuant thereto, the Custodian shall, upon receipt of instructions from the Fund, make funds available to an account for each Portfolio for payment to Investors in the Portfolio who have delivered to the Fund and/or Portfolio a request for redemption or withdrawal of their Interests.
5. Proper Instructions.
         Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons the Custodian reasonably believes have been authorized to do so by the Fund's Board from time to time.
Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. It is understood and agreed that the Fund's Board has authorized J.P. Morgan Investment Management Inc. ("Morgan"), as investment adviser of the Portfolios, to deliver Proper Instructions with respect to all matters for which Proper Instructions are required by Sections 2.2(1) through 2.2(14), 2.5, 2.7(1) through 2.7(3), 2.7(7), 2.12(i) through 2.12(iii) and 3.8(a). The Custodian may rely upon the certificate of an officer of Morgan with respect to the person or persons authorized on behalf of Morgan to sign, initial or give Proper Instructions for the purposes of such paragraphs. Proper Instructions also may include communications effected directly between such electro-mechanical or electronic devices as the Fund and the Custodian may agree to use. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three party agreement which requires a segregated asset account in accordance with Section 2.12.
6.       Actions Permitted without Express Authority.

         The Custodian may in its discretion, without express authority from the
Fund:

        (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;
        (2) surrender securities in temporary form for securities in definitive form;

        (3) endorse for collection, in the name of the Fund and/or a Portfolio, checks, drafts and other negotiable instruments; and
        (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolios except as otherwise directed by the Fund's Board.
7.       Evidence of Authority

         The Custodian shall be protected in acting, in good faith and without negligence, upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Fund's Board as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Fund's Board pursuant to the Fund's organizational documents as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary. 8. Duties of Custodian with Respect to the Books of Account.

     The Custodian shall keep the books of account of the Fund, as fund accounting agent, in accordance with such written procedures as shall be agreed to from time to time by the Custodian and the Fund, including those set forth on Schedule C hereto.

9.       Records.

         The Custodian shall create, maintain and retain, with respect to each Portfolio, all records and information relating to the performance of custodial services under this Agreement in a manner that complies with applicable law and is at least as stringent and at least as protective to the Fund as the manner in which the Custodian creates, maintains and retains records for customers similarly situated to the Fund and, at a minimum, the Custodian shall (a) create, maintain and retain an inventory, index and status of all records so as to allow retrieval within a reasonable period of time and (b) create, maintain and retain records in secure on-site or off-site locations which provide at a minimum for secure storage protecting against unauthorized access and protecting against fire, moisture and destruction. The Custodian shall also comply with its own record maintenance and retention policies (including as they relate to destruction of records) to the extent more stringent or more protective to the Fund than the procedures in the immediately preceding sentence, and the Custodian shall make its policies available to the Fund upon reasonable notice. All records created and maintained hereunder shall be the Fund's property. The Custodian shall, at the Fund's request, supply the Fund with a tabulation(s) of securities owned by the Portfolio(s) and held by the Custodian and shall, when requested to do so by the Fund, include certificate numbers in such tabulations.
10. Opinion of Fund's Independent Accountants. The Custodian shall take all commercially reasonable actions, as the Fund or its independent accountants may from time to time request, to assist the Fund in obtaining from year to year favorable opinions for each Portfolio from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Registration Statement and the Fund's Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission or any other regulatory body to which the Fund may be subject. 11. Reports to Fund by Independent Accountants.

         The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent accountants on the accounting system, internal accounting controls and procedures for safeguarding each Portfolio's securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state. 12. Compensation of Custodian.
        The Custodian shall be entitled to reasonable compensation for its services and expenses as custodian and fund accounting agent, as agreed upon from time to time between the Fund and the Custodian.
13.      Responsibility of Custodian.
         The Custodian shall indemnify the Fund against, and hold harmless the Fund from, any Losses (as defined below) suffered, incurred or sustained by the Fund or to which the Fund becomes subject, resulting from, arising out of or relating to:
         (a) the negligence (whether through action or inaction) or willful misconduct of the Custodian under this Agreement, the negligence (whether through action or inaction) or willful misconduct of any of the Custodian's agents or the breach or negligence (whether through action or inaction) of any sub-custodian under its sub-custodian agreement with the Custodian as determined under the law governing such agreement;
         (b) any assertion that the services that the Custodian is responsible for providing hereunder or the intellectual property, including hardware, software and trade secrets, employed by the Custodian in connection therewith infringe upon the proprietary rights of any third party (except as may have been caused by a direct instruction by the Fund or by Morgan);
         (c) any assertion by a third party arising from the Custodian's negligence or willful misconduct in providing services;
         (d) the material inaccuracy, untruthfulness or breach of any representation or warranty made by the Custodian under this Agreement; and
         (e) personal injury (including death) or property damage or loss resulting from the Custodian's or its agents' acts or omissions.
         In no event shall the Custodian be liable for (a) Country Risks (as defined in Schedule D), (b) any sub-custodian selected by the Fund, (c) the continued use by the Fund of any sub-custodian after the thirtieth day after the Fund has been notified of the Custodian's intention to replace such sub-custodian, (d) Losses due to fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of the Custodian or its agents, including failures, interruptions or malfunctions of utilities not caused by the Custodian or its agents, but only to the extent such Losses could not have been prevented by reasonable precautions and provided the Custodian or its agents continue to use their commercially reasonable best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means (the Custodian hereby agreeing to notify the Fund immediately of the occurrence of any such event and describe in reasonable detail the nature of such event), or (e) the insolvency of any sub-custodian, provided that the Custodian has acted without negligence or bad faith in the selection or retention of such sub-custodian.
         Notwithstanding anything to the contrary contained herein, the Custodian shall have no obligation hereunder for Losses which are sustained or incurred by reason of any action or inaction by a Securities System, unless such action or inaction is caused by the negligence or willful misconduct of the Custodian or from the failure of the Custodian or any of its agents to enforce against the Securities System effectively such rights as it may have. At the Fund's election, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person that the Custodian may have as a consequence of any such loss or damage if and to the extent the Fund has not been made whole for any such loss or damage: provided that the Custodian shall, notwithstanding such subrogation, reimburse the Fund for its reasonable expenses in connection with such claim. In no event shall either Party be liable to the other or any third party for indirect, incidental, special or consequential damages arising out of or relating to its performance or failure to perform under this Agreement.
         Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for, the validity of any securities purchased or sold by the Fund, the legality of their purchase or sale, the propriety of the amount paid therefor upon purchase or sale, or any actions of third parties with respect to the negotiability of securities.
         The Custodian may, with respect to questions of law specifically regarding this Agreement, obtain the written advice of outside counsel reasonably acceptable to the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
         As soon as is commercially reasonable after receiving notice from the Fund, the Custodian shall, and shall use reasonable efforts to cause its agents to, provide the Fund with access to, and any assistance or information that it may require with respect to, information related to the services provided under this Agreement and the Custodian's control structure policies and procedures to enable the Fund or any person it reasonably designates (a) to examine all records and materials of the Custodian pertaining to such services, including an examination of the operation of the Custodian's equipment, (b) to take extracts from any record, redacted to remove references to matters other than those under this Agreement, (c) to visit and inspect the Custodian's premises, (d) to interview the Custodian's employees and agents regarding such services, (e) to run computer programs and perform any other functions necessary for control assessments and/or investigations, (f) to verify the integrity of any data maintained by the Custodian under this Agreement, (g) to examine the systems that process, store, support and transmit such data (provided that the Fund shall not have rights described in this paragraph to the extent prohibited by any binding third party (that is not an affiliate of the Custodian) confidentiality agreements, license restrictions or limitations, or trade secret obligations) and (h) to examine the Custodian's performance of such services including, to the extent applicable to such services and to the charges therefor, audits of practices and procedures, systems, applications development and maintenance procedures and practices, general controls (e.g., organizational controls, input/output controls, system modification controls, processing controls, system design controls and access controls) and security practices and procedures, disaster recovery and back-up procedures, as necessary to enable the Fund to meet applicable regulatory requirements.
         "Losses" shall mean any and all damages, fines, penalties, deficiencies, losses, liabilities (including settlements, approved by the Custodian, and judgments) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts and other reasonable fees of litigation and other proceedings and of any claim, default or assessment).

     The provisions of this Article 13 shall survive any termination of this Agreement.

14.      Effective Period, Termination and Amendment.
         This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided and may be amended at any time by mutual agreement of the Parties; provided, however, that the Custodian shall not with respect to the Fund act under Section
2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Fund's Board has approved the initial use by each Portfolio of a particular Securities System, as required in each case by Rule 17f-4 under the 1940 Act, and that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Fund's Board has approved the initial use by each Portfolio of the Direct Paper System by such Portfolio; provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's organizational documents, and further provided, that the Fund may at any time by action of its Board (i) with respect to any Portfolio substitute another bank or trust company for the Custodian by giving notice as described below to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.
         The Custodian may terminate this Agreement only if it ceases to provide, or to offer to provide, services substantially similar to those provided herein to customers that are not affiliates of the Custodian, and then only upon 180 days' prior written notice to the Fund. The Fund may terminate this Agreement at any time upon at least 30 days' prior written notice to the Custodian, except that no notice shall be necessary if the Fund terminates this Agreement as a result of any act by the Custodian that could give rise to a claim for indemnification under Article 13. Upon termination of this Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements. 15. Successor Custodian.

         If a successor custodian for a Portfolio shall be appointed by the Fund's Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other instruments of such Portfolio then held by it hereunder, shall transfer to an account of the successor custodian all of the securities of the Portfolio held in a Securities System and otherwise shall use its best efforts to assist the Fund in completing a timely transfer of its responsibilities as custodian to the successor custodian.
         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Fund's Board, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.
         In the event that no written order designating a successor custodian or certified copy of a vote of the Fund's Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $50,000,000, all securities, funds and other properties held by the Custodian on behalf of a Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Portfolio and to transfer to an account of such successor custodian all of the securities of the Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.
         In the event that securities, funds and other property remains in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Fund's Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect. 16. Additional Portfolios.
         In the event that the Fund establishes one or more subtrusts or series, with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and the Custodian shall provide such services under the terms hereof. 17. Prior Agreements.

         This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Fund and the Custodian relating to the custody of the assets of the Portfolio(s).
         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The Parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a Party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
18.      Investor Communications Election.

         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities  for the  names,  addresses  and  holdings  of  beneficial  owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. To comply with the Rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the name, address, and share positions of the Portfolio(s) to requesting companies whose securities are owned by the Portfolio. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes", or "no" below, the Custodian is required by the Rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Portfolio or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's or Portfolio's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.
         YES [ ] The Custodian is authorized to release such names, address, and share position(s). NO [x] The Custodian is not authorized to release such names, address, and share position(s).
19.      Limitation of Liability.

                  The references herein to the Board of the Fund are to the Board members of the Fund as Board members and not individually or personally. The obligations of the Fund entered into in the name of or on behalf of each Portfolio by any of the Board members are not made individually but in their capacity as Board members and are not binding on any of the Board members personally. All persons dealing with a Portfolio must look solely to the assets of that Portfolio for the enforcement of any claims against the Portfolio.
20.      Confidentiality.

         .........All  information  relating  to the  Fund  or  obtained  by the
Custodian  pursuant  to  this  Agreement  which  is  designated  by the  Fund as confidential or is deemed confidential pursuant to the Services Agreement (collectively, "Confidential Information") shall be considered and shall remain a trade secret of, and the sole property of, the Fund and shall be held in strict confidence by the Custodian and shall be treated in at least the most restrictive of (a) the same manner as the Custodian protects its own confidential information and (b) industry standards. The Custodian shall abide fully by the constraints and requirements of confidentiality and privacy laws and in particular take all precautions required under such laws to preserve the security of Confidential Information. The Custodian agrees not to disclose, publish, release, transfer or otherwise make available Confidential Information of, or obtained from, the Fund in any form to, or for the use or benefit of, any person or entity without the Fund's consent. The Custodian shall, however, be permitted to disclose relevant aspects of Confidential Information to officers, directors, agents, professional advisers, contractors, sub-contractors and employees of it and its affiliates to the extent that such disclosure is not restricted by law or by contract and only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations, or the exercise of its rights and remedies, under this Agreement; provided, however, that the recipient agrees that the Confidential Information will not be disclosed or duplicated in contravention of this Agreement by such officers, directors, agents, professional advisers, contractors, sub-contractors and employees. The obligations in this Section shall not restrict any disclosure pursuant to any law (provided that Custodian shall give prompt notice to Fund of the basis therefor and shall reasonably assist the Fund in resisting such disclosure). The provisions of this Article 20 shall survive the termination of this Agreement.
21. Year 2000.
         The Custodian represents and warrants that it has used commercially reasonable efforts to ensure that the Systems (as hereinafter defined) that are owned by the Custodian and used to provide the custodial and fund accounting services to be provided hereunder (the "Services") are 2000 Compliant (as hereinafter defined). With respect to Systems that the Custodian leases or licenses from third parties and uses in providing the Services ("Third Party Systems"), the Custodian has used commercially reasonable efforts to test the same, and, upon request, will certify, in accordance with the Custodian's standard practices, that the Third Party Systems are 2000 Compliant. With respect to the Custodian's use of third party service providers to provide the Services or any portion thereof ("Third Party Services"), the Custodian represents and warrants that it has used commercially reasonable efforts to contact such service providers and to obtain from them assurances that the systems used in providing Third Party Services are 2000 Compliant. If the Custodian has not obtained such assurance as of the date of this Agreement, the Custodian will use commercially reasonable efforts to replace such Third Party Services with services for which the Custodian has received assurances that such services are 2000 Compliant, if such replacement is available, compatible with the Custodian's Systems and deemed by the Custodian as appropriate under the circumstances, and if replacement is not available, the Custodian shall institute a workaround. The Custodian agrees to provide the Fund, within 10 days' of the date hereof, with a list of all workarounds that are being sought. Notwithstanding the foregoing, the Parties acknowledge and agree that the Custodian cannot and does not warrant that the Systems, Third Party Systems or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by Morgan or third parties, nor does the Custodian make any warranties hereunder with respect to any public utility, communications service provider, securities or commodities exchange, or funds transfer network.

     As used herein, the term "2000 Compliant" means that software and machines will function without material error caused by the introduction of dates falling on or after January 1, 2000 and the term "Systems" means all intellectual property and all computers, related equipment and other equipment used to provide the services for which the Custodian is responsible for providing hereunder.

22.      Miscellaneous
         (a) Except as otherwise specified in this Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgments, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when sent by facsimile to the facsimile number specified below or delivered by hand to the address specified below. A copy of any such notice shall also be sent by express air mail on the date such notice is transmitted by facsimile to the address specified below:
         In the case of the Fund:

                  George A. Rio
                  President and Treasurer
                  Telephone No.:  (617) 557-0700
                  Facsimile No.:  (617) 557-0709

with a copy to:

                  J.P. Morgan Investment Management Inc.
                  522 Fifth Avenue
                  New York, New York  10036

                  Attention:  Delphine Jones
                  Telephone No.:  (212) 837-9319
                  Facsimile No.:  (212) 837-8963

         In the case of the Custodian:

                  The Bank of New York
                  1 Wall Street
                  New York, New York  10086

                  Attention:  Andrew Bell
                  Facsimile No.:  212-635-6190

Either Party may change its address or facsimile number for notification purposes by giving the other Party five days' notice of the new address or facsimile number and the date upon which it will become effective.
         (b) EACH OF THE  PARTIES  HEREBY  WAIVES  THE  RIGHT TO  REQUEST A JURY
TRIAL.

         (c) No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the Party waiving its rights.
         (d) No right or remedy herein conferred upon or reserved to either Party (including any termination) is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Agreement, or under law, whether now or hereafter existing.
         (e) No amendment to, or change or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of each of the Parties.
         (f) This Agreement and the rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to the conflict of laws.
         (g) Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Southern District of New York or in the state courts of the State of New York in New York County and irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party; provided, however, that this Section shall not prevent a Party against whom any legal action, suit or proceeding is brought by the other Party in the state courts of the State of New York in New York County from seeking to remove such legal action, suit or proceeding, pursuant to applicable Federal law, to the district court of the United States for the district and division embracing New York County, and in the event an action is so removed each Party irrevocably accepts and submits to the jurisdiction of the aforesaid district court. Each Party hereto further irrevocably consents to the service of process from any of the aforesaid courts by mailing copies thereof by registered or certified mail, postage prepaid, to such Party at its address designated pursuant to this Agreement, with such service of process to become effective 30 days after such mailing.
         (h) Each Party agrees that after the execution and delivery of this Agreement and, without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.
         IN WITNESS WHEREOF, each of the Parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of October 18, 1999.


                          THE INTERNATIONAL EQUITY PORTFOLIO

                          By _________________________


                          THE BANK OF NEW YORK

                          By _________________________

            SCHEDULE A (NAME OF FUNDS/PORTFOLIOS AND EFFECTIVE DATE)



The International Equity Portfolio                 .....................1/24/99

                    SCHEDULE C (FUND ACCOUNTING ARRANGEMENTS)

         Pursuant to Article 8, the Custodian agrees to perform the following duties in accordance with the requirements of the Portfolio's Registration Statement, the 1940 Act, applicable Internal Revenue Service ("IRS") regulations, and procedures as may be agreed upon from time to time, including without limitation those set forth in the Service Level Agreement pertaining to the Fund to which the Custodian is a party. In all instances, the Custodian agrees to perform such services in accordance with the highest industry standards and best practices, which may include those enumerated in the Audits of Investment Companies Audit and Accounting Guide, as in effect from time to time. Where appropriate, the Custodian agrees to keep all records on a Portfolio class-by-class basis. The Custodian agrees to: (a) keep and maintain the books and records of each Portfolio pursuant to Rule 31a-1 under the 1940 Act, other than those to be maintained by the Fund's transfer agent, including the following:

          (i) journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of said Rule;

          (ii) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of said Rule;
     (iii) separate ledger accounts required by subsections (b)(2)(ii) and (iii) of said Rule; and

         (iv) a monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of said Rule.
(b)      perform the following accounting services daily for each Portfolio:

         (i)      calculate the net asset value per share;

         (ii) obtain security prices from independent pricing services, or if such quotes are unavailable, obtain such prices from each Portfolio's investment adviser or its designee, as approved by the Fund's Board;
         (iii) provide exception, stale and halted price reporting to Morgan;
         (iv) verify and reconcile with the Custodian's custody records all daily trade activity;

         (v) compute, as appropriate, each Portfolio's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, weighted average portfolio maturity and such other agreed-upon rates and yields;
         (vi) review daily the net asset value calculation and dividend factor (if any) for each Portfolio, check and confirm the net asset values and dividend factors for reasonableness and deviations against agreed-upon benchmarks and tolerance levels;
         (vii) distribute net asset values and yields to NASDAQ, the Transfer Agent, the Fund's administrator and such other third parties as are agreed upon;
         (viii) report to the Fund, at least weekly, about the daily market pricing of securities in any money market funds, with the comparison to the amortized cost basis;
         (ix)     determine   unrealized   appreciation   and   depreciation  on
                  securities held in variable net asset value Portfolios;
         (x)      record all corporate actions affecting securities held by each
                  Portfolio, including dividends, stock splits and recapitalizations;
         (xi) amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Fund;
         (xii) record and reconcile with the Transfer Agent all capital stock activity; (xiii) update fund accounting system to reflect rate changes on variable interest rate instruments; (xiv) post Portfolio transactions to appropriate categories; (xv) accrue expenses of each Portfolio according to instructions received from the Fund's administrator;
         (xvi) calculate book capital account balances; (xvii) maintain tax books and records;
         (xviii) prepare capital allocation reports in accordance with Regulation 1.704-3(e)(3) (special aggregation rule for securities partnerships) under the U.S. Internal Revenue Code, based upon tax adjustments supplied by the Portfolio's administrator;

S:\Funds L egal\DSFNDLGL\MASTFEED\ie\CUSTODYintEQ.doc
         (xix) determine the outstanding receivables and payables for all (1) security trades, (2) Portfolio share transactions and (3) income and expense accounts;
         (xx) provide accounting reports in connection with the Fund's regular annual audit and other audits and examinations by regulatory agencies;
         (xxi) advise the Fund and Morgan daily of the amount of any overdraft and the circumstances giving rise to each such overdraft; and
         (xxii) provide such periodic reports as the Fund shall reasonably request. In connection with the provision of these services, the Custodian agrees:

          (a) to maintain, in a format acceptable to the Fund, documents in accordance with the applicable provisions of Rule 31a-2 of the 1940 Act, and with requirements of other applicable domestic regulators, such as the IRS, or Applicable Foreign Regulators (as hereinafter defined). The Custodian agrees to make such documents available upon reasonable request for inspection by officers, employees and auditors of the Fund during the Custodian's normal business hours. For purposes of this subclause (a), Applicable Foreign Regulator shall mean a foreign regulator designated as such by the Fund by Proper Instructions and a foreign regulator actually known to the Custodian to have authority over the Fund or its operations. Promptly after the identification of an Applicable Foreign Regulator, appropriate representatives of the Custodian and the Fund shall meet and determine the requirements to which the Applicable Foreign Regulator would subject the Fund. If the Custodian and the Fund determine, in the exercise of their reasonable judgment, that complying with such requirements would impose a substantial additional burden on the Custodian, the Fund and the Custodian agrees to negotiate in good faith, taking into account all relevant circumstances, an appropriate change in the fees payable hereunder.

(b) that all records maintained and preserved by the Custodian pursuant to this Agreement which the Portfolio is required to maintain and preserve shall be and remain the property of the Portfolio and shall be surrendered to the Portfolio promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the Portfolio, the Custodian shall provide, in the form reasonably requested by the Fund, any records included in any such delivery, and the Fund shall reimburse the Custodian for its expenses of providing such records in such form;

          (c) to make reasonable efforts to determine (i) the taxable nature of any distribution or amount received by or deemed received by, or payable to the Portfolio; (ii) the taxable nature or effect on the Portfolio or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable, or deemed paid by the Portfolio to its shareholders; or (iv) the effect under any federal, state or foreign income tax laws of the Portfolio making or not making any distribution or dividend payment or any election with respect thereto, in each case subject to review by the Fund or a designee of the Fund, subject to the following:
     (w) with respect to determinations contemplated by this clause (c) that a Prudent Fund Accountant would reasonably consider to be, and that the Custodian considers to be, non-routine in nature, the Custodian may seek in writing the approval or authorization of the Fund or a designee of the Fund and shall not be required to act in respect of any such determination (as to which a written request for approval or authorization shall have been made) without such approval or authorization; (x) the Custodian need not make any such accrual, unless and until such accrual has been approved and authorized by the Fund or its designee; (y) the Fund shall, or shall cause its designee, to provide such approval and authorization, or approval and authorization of different determinations(s), promptly; and (z) provided the Custodian has made the reasonable efforts described in this clause (c) and thereafter has acted in accordance with the approvals and authorizations of the Fund or its designee, the Custodian shall have no liability for any such accrual if it otherwise, in performing its services hereunder, is not in breach of this Agreement. The Custodian shall accrue for these actions appropriately; and

(d) to provide such records and assistance, including office space within the Custodian's premises, to the Fund's independent accountants in connection with the services such accountants provide to the Fund, as such accountants shall reasonably request.
The parties further agree as follows with respect to the provision of services pursuant to this Schedule C: (a) The Custodian may provide services similar or identical to those covered in this Schedule C to other corporations, associations or entities of any kind. Any and all operational procedures, techniques and devices developed by the
         Custodian in connection with the performance of its duties and obligations under this Schedule C, including those developed in conjunction with the Fund (other than those for which the Fund has paid the Custodian in whole or in part to develop), shall be and remain the Custodian's property, and the Custodian shall be free to employ such procedures, techniques and devices in conjunction with the performance of any other contract with any other person, whether or not the provisions of such contract are similar or identical to this provision of this Schedule C.
(b) The Custodian may rely on the Fund's then currently effective Prospectus, and the Fund shall promptly advise the Custodian of any amendments thereto and provide copies of such amendments to the Custodian.
(c) Both the Custodian and the Fund or its designee shall use reasonable efforts to identify any changes in domestic and foreign laws and regulations applicable to the Custodian's providing of services under this Schedule C, each shall promptly advise the other of any changes it identifies, and upon any such identification the Fund and the Custodian shall agree on any reasonable alteration to the services to be provided by the Custodian under this Schedule C.
(d) The Fund or its designee shall (i) furnish promptly to the Custodian (and the Custodian may rely upon) the amounts of, or written formulas or methodologies to be used by the Custodian to calculate the amounts of, Fund liabilities and (ii) specify the timing for accruals of such liabilities. The Custodian shall request such additional information as it deems reasonably necessary for it to perform its services under this Schedule C.
(e) The Custodian shall not be required to include as Fund liabilities and expenses, nor use in its calculations hereunder, including, without limitation, as a reduction of net asset value, any accrual for any U.S. federal or state income taxes, unless and until the Fund or its designee shall have specified to the Custodian the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Custodian agrees to include as a Fund liability proper accruals for foreign taxes, unless, after being advised of the amount and the basis for the accrual, the Fund by Proper Instructions directs the Custodian not to do so.
(f)      The  Fund or its  designee  shall  furnish  to the  Custodian,  and the
         Custodian may rely upon, the following types of information (and explanations thereof): (i) the Fund's tax basis in debt obligations acquired by the Fund before the Custodian's becoming custodian hereunder, the dates of such acquisitions, and the amount of premium previously amortized and the discount previously included in income,
         (ii) the amounts credited to any capital accounts, (iii) the amount of any reserves, and (iv) similar information which is required by the

         Custodian for performing the services and is neither possessed by the Custodian as custodian nor available from a third party.
(g) References to corporate actions in clause (b)(x) are limited to corporate actions of which the Custodian has or is deemed to have knowledge under Section 2.2.

          (h) The Custodian shall not be responsible for, and shall not incur any loss or liability with respect to: any errors or omissions in information supplied by the Fund or its designee that the Custodian has reviewed and has concluded is free of manifest error; any improper use by the Fund, its designees, agents, distributor or investment adviser of any valuations or computations supplied by the Custodian under this Agreement; any valuations of securities supplied by the Fund or an independent pricing service approved by the Fund's Board, provided that, with respect to such valuations, the Custodian has otherwise complied with this Schedule C, has reviewed the valuations and has concluded they are free of manifest error; any tax determination authorized and approved by the Fund or its designee that the Custodian has reviewed and has concluded is free of manifest error; or any changes in U.S. law or regulations applicable to the Custodian's performance not identified by the Custodian's use of reasonable efforts which are not identified to the Custodian by the Fund.

                      SCHEDULE D (FOREIGN CUSTODY MANAGER)
A.       Definitions
         Whenever used in this Schedule, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1........"Eligible  Foreign  Custodian"  shall have the meaning provided in
Rule 17f-5.

     2........"Monitoring  System"  shall  mean a system  established  by BNY to fulfill the Responsibilities specified in clauses 1(d) and 1(e) of Section C.

     3........"Qualified  Foreign Bank" shall have the meaning  provided in Rule
17f-5.

     4........"Responsibilities"  shall mean the  responsibilities  delegated to the Custodian as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by the Custodian, as such responsibilities are more fully described in Section C.

         5........"Rule 17f-5" shall mean Rule 17f-5 under the 1940 Act.
         6........"Securities  Depository" shall mean any securities  depository or clearing agency within the meaning of Section (a)(1)(ii) or (a)(1)(iii) of Rule 17f-5.

     7........"Specified  Country"  shall mean each country listed on Schedule B of this Agreement and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to the Custodian.

B.       The Custodian as a Foreign Custody Manager
         1........The  Fund on  behalf  of its  Board  hereby  delegates  to the
Custodian with respect to each Specified Country the Responsibilities.
         2........The    Custodian    accepts   the   Board's    delegation   of
Responsibilities and agrees in performing the Responsibilities to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

         ..................                          D-1

         3........The  Custodian shall provide to the Board at such times as the
Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of the Fund with any such Eligible Foreign Custodian. C. Responsibilities..1. Subject to the provisions of this Schedule D, the Custodian shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith the Custodian shall: (a) determine that assets of each Portfolio held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of Rule 17f-5, (b) determine that the Fund's foreign custody arrangements with each Qualified Foreign Bank are governed by a written contract with the Custodian (or, in the case of a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of Rule 17f-5; (c) determine that each contract with a Qualified Foreign Bank shall include the provisions specified in paragraphs (c)(2)(i)(A) through (F) of Rule 17f-5 or alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of Rule 17f-5 and, in the case of a Qualified


                                                     D-2
Foreign Bank, any material change in the contract governing such arrangement and, in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository; and (e) advise the Fund whenever an arrangement (including, in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository) described in preceding clause (d) no longer meets the requirements of Rule 17f-5. Anything in this Agreement to the contrary notwithstanding the Custodian in no event shall be deemed to have selected any Securities Depository the use of which is mandatory by law or regulation or because securities cannot be withdrawn from such Securities Depository or because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices in the relevant market (each, a "Compulsory Depository"); it being understood however, that for each Compulsory Depository utilized or intended to be utilized by the Fund, the Custodian shall provide the Fund from time to time with information addressing the factors set forth in Section (c)(1) of Rule 17f-5 and the Custodian's opinions with respect thereto so that the Fund may determine the appropriateness of placing Fund assets therein.
         2........For  purposes  of  clause  (d) of  preceding  Section  1,  the
Custodian's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to,
(a) the use of Compulsory Depositories, (b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices,
(d) nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.



         ..................                          D-3

                     SCHEDULE E (CASH MANAGEMENT PROVISIONS)



A.   DEFINITIONS

         Whenever used in this Schedule, unless the context otherwise requires, the following words shall have the meanings set forth below:

     1........"Account"  shall  mean an  account  in the name of the Fund or its transfer agent for receiving and disbursing money as provided in this Agreement.

         2........"ACCESS"  shall mean any on-line communication system provided by the Custodian hereunder whereby either the receiver of such communication is able to verify by codes or otherwise with a reasonable degree of certainty the identity of the sender of such communication, or the sender is required to provide a password or other identification code.

         3........"Authorized  Person"  shall mean  either  (A) any person  duly authorized by corporate resolutions of the Fund's Board to give Oral and/or Written Instructions on behalf of the Fund, such persons to be designated in Proper Instructions, which contain a specimen signature of such person, or (B) any person sending or transmitting any instruction or direction through ACCESS.

     4........"Federal Funds" shall mean immediately available same day funds.

         5........"Omnibus  Account"  shall mean (A) an account at the Custodian for the benefit of the Fund and the other investment companies listed on Exhibit E-1 into which money to be deposited into an Account is initially credited pending its transfer to such Account pursuant to Section C hereof, and (B) an account at the Custodian for the benefit of the Fund and such other investment companies in which money to be transferred from an Account pursuant to Section C is deposited pending its disbursement pursuant to Section C.

         6........"Oral  Instructions" shall mean verbal  instructions  actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

         7........"Written   Instructions"   shall  mean  written   instructions
actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by letter, memorandum, telegram, cable, telex, facsimile or through ACCESS.

B.   APPOINTMENT OF  THE CUSTODIAN

         The Fund hereby appoints the Custodian as its agent for the term of this Contract to perform the cash management services set forth herein. The Custodian hereby accepts appointment as such agent for the Fund and agrees to establish and maintain one or more Accounts and/or Omnibus Accounts as the parties shall determine are necessary to receive and disburse money as provided in this Agreement.

C.   CASH MANAGEMENT SERVICES

     1........Receipt  of Money.  The Custodian  shall receive money pursuant to this Schedule E for credit to an Account only:

                  (i) by wire transfer to an account maintained at the Federal Reserve Bank of New York as identified in writing by the Custodian to the Fund;

                    (ii) by transfer from another Account maintained by the Fund with the Custodian under this Agreement;

                  (iii) by transfer from another account maintained by the Fund with the Custodian, including the Fund's custodian account under this Contract; or

         (iv)  ....by  transfer  from  any  other  account  maintained  with the
Custodian.

All money received by the Custodian shall be credited upon receipt, but subject to final payment and receipt by the Custodian of immediately available funds, and receipt by the Custodian of such forms, documents and information as are required by the Custodian from time to time and received in the appropriate time frames. If an Omnibus Account has been established for the Fund for the receipt of money, such money shall be initially credited to the Omnibus Account pending its allocation to, and deposit in, an Account. The Custodian, upon 24 hours' prior notice to the Fund, shall be entitled to reverse any credits previously made to the Fund's Account or an Omnibus Account where money is not finally collected or where a credit to such account was in error.

         2........Disbursement  of Money.  The Custodian  shall  disburse  money credited to an Account pursuant to this Schedule E only pursuant to Written Instructions of the Fund transmitted through ACCESS to transfer funds as directed by the Fund. The Custodian shall be required to disburse money in accordance with the foregoing only insofar as such money is immediately available and on deposit with the Custodian. If an Omnibus Account has been established hereunder for the disbursement of money, such money shall be credited to the Omnibus Account pending such disbursement. All instructions directing the disbursement of money credited to an Account or Omnibus Account under this Agreement (whether through ACCESS or by Oral Instructions pursuant to Section D hereof) must identify an account to which such money shall be transferred, and include all other information reasonably required by the Custodian from time to time. It is understood and agreed that with respect to any such instructions, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g., ABA number or account number), the Custodian and any other financial institution participating in the funds transfer may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instruction to act as an intermediary in a funds transfer.

         3........Advances.  In the  event of any  advance,  overdraft  or other indebtedness in connection with an Omnibus Account in excess of a minimum to be agreed upon from time to time by the Fund and the Custodian, the Custodian shall be furnished on the next Business Day after such advance, overdraft or indebtedness with Written Instructions identifying the Portfolio and each other investment company to which such advance, overdraft or indebtedness relates, and the amount allocable to each of them. Any overdraft, advance or indebtedness arising in any Omnibus Account for the disbursement of money in connection with any redemption of a Portfolio's shares shall be allocated to such Portfolio, except that, if such Portfolio invests primarily in the shares of another investment company, such overdraft, advance or indebtedness shall be allocated to such other investment company.

         4........Compliance  with Law. The Fund agrees that upon  allocation of all advances, overdrafts or indebtedness to its account pursuant to Section C.3, the total borrowings of each Portfolio from all sources (including the Custodian) shall be in conformity with the requirements and limitations set forth in the 1940 Act and each Portfolio's prospectus. The Fund shall promptly (and in any event within one Business Day) notify the Custodian in writing whenever it fails to comply with any of the foregoing requirements.

D.   ACCESS; CALL-BACK SECURITY PROCEDURE.

         1........Services  Generally.  The Fund shall be  permitted  to utilize
ACCESS to obtain direct on-line access to its Accounts and Omnibus Accounts. ACCESS shall permit the Fund at the times mutually agreed upon by the Custodian and the Fund to receive reports, make inquiries, instruct the Custodian to disburse money in accordance with Section C, and perform such other functions as are more fully set forth in Exhibit E-2 hereto.

         2........Permitted Use; Proprietary  Information;  Equipment.  (a) Upon
delivery to the Fund of software enabling it to utilize ACCESS (the "Software"), the Custodian grants to the Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with the Custodian in connection with the Account(s) or the Omnibus Account. The Fund shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Software. The Fund acknowledges that the Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by the Custodian or its suppliers. The Fund shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Software. The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without the Custodian's prior written consent. The Fund may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon the Custodian's reasonable request.

         3........Limited  Representations or Warranties.  The Software does not infringe upon the proprietary rights of any third party and the Custodian has no actual knowledge that a Destructive Element (as defined below) has been coded or introduced into the Software. A Destructive Element means code or data (a) intentionally designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetical disruptions or distortions, the operation of the Software or the computers and related equipment used to provide the services to be provided under this Schedule E (sometimes referred to as "viruses" or "worms"), (b) that would disable the Software or the computers and related equipment used to provide the services to be provided under this Schedule E or impair in any way their operation based on the elapsing of a period of time, exceeding an authorized number of copies, advancement to a particular date or other numeral (sometimes referred to as "time bombs", "time locks", or "drop dead" devices), (c) that would permit the Custodian to access the Software or computers and related equipment used to provide the services to be provided under this Schedule E to cause such disablement or impairment (sometimes referred to as "traps", "access codes" or "trap door" devices), or (d) which contains any other similar harmful, malicious or hidden procedures, routines or mechanisms which would cause such programs to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations. Other than provided above, the Custodian and its manufacturers and suppliers make no warranties or representations, express or implied, in fact or in law, including but not limited to warranties of merchantability and fitness for a particular purpose, in connection with the Fund's use of ACCESS or the Software.

         4........Security;  Reliance; Unauthorized Use. The Fund will, and will cause all persons utilizing ACCESS to, treat the user and authorization codes, passwords and authentication keys applicable to ACCESS with extreme care. The Custodian is hereby irrevocably authorized to act in accordance with and rely on Written Instructions received by it through ACCESS. The Fund acknowledges that it is its sole responsibility to assure that only Authorized Persons use ACCESS and that the Custodian shall not be responsible nor liable for any unauthorized use thereof, and agrees that the security procedures to be followed in connection with the Fund's transmission of Written Instructions through ACCESS provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

         5........Funds  Transfer Back-Up Procedure.  (a) In the event ACCESS is inoperable and the Fund is unable to utilize ACCESS for the transmission of Written Instructions to the Custodian to transfer funds, the Fund may give Oral Instructions regarding funds transfers, it being expressly understood and agreed that the Custodian's acting pursuant to such Oral Instructions shall be contingent upon the Custodian's verification of the authenticity thereof pursuant to the Call-Back Security Procedures annexed as Exhibit E-3 hereto. In this regard, the Fund shall deliver to the Custodian a Funds Transfer Telephone Instruction Authorization in the form of Exhibit E-4 hereto, identifying the individuals authorized to deliver and/or confirm all such Oral Instructions. The Fund understands and agrees that the Procedure is intended to determine whether Oral Instructions received pursuant to this Section are authorized but is not intended to detect any errors contained in such instructions. The Fund hereby accepts the Procedure and confirms its belief that the Procedure is commercially reasonable.

         (b)......In  the absence of  negligence,  the  Custodian  shall have no liability whatsoever for any funds transfer executed in accordance with Oral Instructions delivered and confirmed pursuant to this Schedule E.

         (c)......The Custodian reserves the right to suspend acceptance of Oral
Instructions pursuant to this Schedule E if conditions exist which the Custodian, in its sole discretion, reasonably believes have created an unacceptable security risk. The Custodian agrees to provide one Business Day's prior notice of its intention to suspend such acceptance, to advise the Fund in writing of the specific conditions giving rise to its determination and to cooperate fully with the Fund in correcting the conditions.

         6........Export  Restrictions.  EXPORT OF THE SOFTWARE IS PROHIBITED BY
UNITED STATES LAW. THE FUND AGREES THAT IT WILL NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY
FORM) IN OR TO ANY OTHER COUNTRY. IF THE CUSTODIAN DELIVERED THE SOFTWARE TO THE FUND OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORT ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. The Fund hereby authorizes the Custodian to report its name and address to government agencies to which the Custodian is required to provide such information by law.

         7........Encryption.  The Fund  acknowledges and agrees that encryption may not be available for every communication through ACCESS, or for all data. The Fund agrees that Custodian may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or troubleshooting ACCESS or the Software. The Custodian shall use reasonable efforts to notify the Fund before deactivating any encryption feature. If it is unable to provide prior notice, the Custodian agrees to give the Fund notice of such deactivation as promptly as practicable thereafter and, in any event, within three days thereafter.


E.   CONCERNING THE BANK.

         For purposes of this Schedule E only, provided it has acted in good faith and without negligence, the Custodian shall not be liable for:

     (a)......the due authority of any Authorized Person acting on behalf of the
Fund in connection with the services to be provided pursuant to this Schedule E;

     (b)......any  disbursement  directed by the Fund, regardless of the purpose therefor; or

     (c)......the  propriety  of any  transaction  in  any  Account  or  Omnibus
Account.